UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 1, 2012 (February 29, 2012)

Commission File No. 001-34269

Sharps Compliance Corp.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500 Houston, Texas 77054
(Address Of Principal Executive Offices)

(Registrant's Telephone Number, Including Area Code)
(713) 432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits
SIGNATURES INDEX TO EXHIBITS Press Release

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors.

On February 29, 2012, the Board of Directors of Sharps Compliance Corp. (the "Company", "Sharps" or "we") appointed Dr. Renee P. Tannenbaum to the its Board of Directors (the "Board"). A copy of the press release issued by the Company is attached hereto as Exhibit 99.1. Dr. Tannenbaum will be compensated consistent with the Company's Non-Employee Board of Director Compensation Policy described in the Company's most recent Proxy Statement and the Form 8-K filed with the Securities Exchange Commission on November 22, 2011.

Additionally, the Board approved committee assignments as follows:

  Compensation Committee - John W. Dalton (Chairman), Parris H. Holmes and Dr. Renee P. Tannenbaum
  Audit Committee - Dr. Philip C. Zerrillo (Chairman), John W. Dalton and Dr. Renee P. Tannenbaum
  Corporate Governance Committee - Parris H. Holmes (Chairman), John W. Dalton and Dr. Philip C. Zerrillo

Compensatory Arrangements of Certain Officers.

On February 29, 2012, the Compensation Committee of the Board of Directors ("Committee") of the Company adopted its Executive Officer Incentive Compensation Plan effective beginning with fiscal year 2012 and being effective every fiscal year thereafter, unless terminated or modified by the Committee (the "EICP Plan"). The EICP Plan, which includes the Company's Executive Officers, is designed to motivate and reward Executive Officers whose performance is considered by the Committee to be critical and integral to the overall success of the Company. The EICP Plan is as follows:

Annual Compensation Pool

$250,000 in cash bonuses for Executive Officers and 300,000 in stock options, with 75,000 of such stock options designated for non-executive employees of the Company (therefore, 225,000 stock options for Executive Officers).

Part I - 75% of the Annual Compensation Pool

75% of the Annual Compensation Pool is considered earned if the Company reports audited fiscal year financial results (revenue and earnings) equal to or greater than 90% of the corresponding revenue and earnings reflected in the Board of Director-approved financial budget.

Should the Company achieve the above for revenue only, then 50% would be substituted for the 75% in the above paragraph. Should the Company achieve the above for earnings only, then 25% would be substituted for the 75% in the above paragraph.

Assuming achievement of any of the above three scenarios, the Company's CEO would be entitled to 40% of the earned cash bonus and 40% of the earned stock options applicable to Executive Officers. The Company's CEO would make a recommendation to the Committee, for their approval, of the allocation of the remaining 60%.

Part II - 25% of the Annual Compensation Pool

The payment or award of 25% of the Annual Compensation Pool would be determined by the Committee in their sole discretion who would consider such items as, (i) individual Executive Officer performance, (ii) Executive Officer accomplishments that position the Company for growth and success and (iii) other parameters considered relevant to the Committee. As part of this process, each Executive Officer will submit to the Committee a "white paper" describing his or her accomplishments over the fiscal year as it relates to positioning the Company for growth and success.

Eligibility and Payments to Participants

The Executive Officer must be an active, full-time employee of the Company on the last day of the corresponding fiscal year to be eligible for participation in the EICP Plan.

Awards shall be determined and paid no later than twenty-one (21) days after the public release of the Company's annual fiscal year-end financial results.

Named Officers Executive Compensation.

On February 29, 2012, the Committee of the Board of Directors approved increases in the base compensation for three executive officers of the Company, effective March 1, 2012, as follows:

Officer	New Base Salary
David P. Tusa, Chief Executive Officer and President	$ 300,000
Claude A. Dance, Executive Vice President of Sales and Marketing	$ 225,000
Diana P. Diaz, Vice President and Chief Financial Officer	$ 190,000

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Information
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits
	Exhibit	Description
	99.1	Press Release, dated March 1, 2012.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sharps Compliance Corp.
	By:	/s/ DIANA P. DIAZ Diana P. Diaz Vice President and Chief Financial Officer
Date: March 1, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated March 1, 2012.